Exhibit 16.2


                 [HJ ASSOCIATES & CONSULTANTS, LLP LETTERHEAD]


November 2, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Global Resource Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated November 2, 2006 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,



/S/ HJ ASSOCIATES & CONSULTANTS, LLP
------------------------------------
HJ Associates & Consultants, LLP